UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2020

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METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)
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New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, Anthony J. Fabiano was appointed as a director of Metropolitan Bank Holding Corp. (the “Company”) and its wholly owned subsidiary, Metropolitan Commercial Bank (the “Bank”).  Mr. Fabiano, age 59, served as Executive Vice President and Chief Financial Officer of the Company and the Bank from June 2018 until his retirement on September 4, 2020.  He has more than 37 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector.  Prior to joining the Company, Mr. Fabiano was employed with Hudson City Bancorp from 2006 until 2016, ending his tenure as President, Chief Operating Officer and a member of the Board of Directors.  Before Hudson City Bancorp, he served as the Chief Financial Officer of Sound Federal Bancorp from 1998 to 2006 and at MSB Bancorp from 1992 to 1998. Mr. Fabiano was employed by KPMG from 1982 until 1992. Mr. Fabiano is a CPA and is a member of the American Institute of CPAs and the New York State Society of CPAs. Mr. Fabiano received a B.S. from Manhattan College and attended the National School of Banking at Fairfield University.
The Company’s Board of Directors appointed Mr. Fabiano to serve until the 2023 Annual Meeting of Stockholders.

Mr. Fabiano is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: September 25, 2020	By: /s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer